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                                                                   EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of IGEN International, Inc. on Form S-3 of our report dated May 9, 1997, appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Washington, DC
January 30, 1998